Exhibit 99.2

Biogen Idec Q4 and FY 2006 Earnings Conference Call and Webcast February 15, 2007

Safe Harbor Statement This presentation contains forward-looking statements about the launch of TYSABRI(r) (natalizumab) and our financial guidance for 2007. In addition, in the course of the presentation, we may provide additional information of a forward-looking nature. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from that which we expect. Important factors that could cause our actual results to differ include our continued dependence on our two principal products, the uncertainty of success in commercializing other products including the launch of TYSABRI(r), the occurrence of adverse safety events with our products, the failure to execute our growth strategy successfully or to compete effectively in our markets, our dependence on collaborations over which we may not always have full control, possible adverse impact of government regulation and changes in the availability of reimbursement for our products, problems with our manufacturing processes and our reliance on third parties, fluctuations in our operating results, our ability to protect our intellectual property rights and the cost of doing so, the risks of doing business internationally and the other risks and uncertainties that are described in our most recent Form 10-Q filing with the SEC. These forward-looking statements speak only as of the date of this presentation, and do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Q4 and FY 2006 Earnings Call Agenda Introduction Elizabeth Woo, VP Investor Relations Overview Jim Mullen, CEO Tysabri Launch Bob Hamm, SVP Neurology SBU Financial Performance Peter Kellogg, CFO Q&A ALL

James Mullen Chief Executive Officer Business Overview

Overview Executing on Three Key Value Drivers: Reinvestment in the Pipeline TYSABRI(r) Efficacy Delivering Long-Term Financial Results

Business Development Momentum Six Deals In Less Than A Year HSP90 Inhibitors Oncology FUMADERM(r) (fumaric acid esters) Psoriasis BG-12 MS, Psoriasis Aviptadil PAH RNAi therapy PML CDP323 MS FIX:Fc & rFXIII Hemophilia May 2006 May 2006 September 2006 September 2006 October 2006 January 2007

Significant Reinvestment in the Pipeline Progress over last 12 months: Building business development momentum Expanding into new therapeutic areas Initiating late-stage registrational trials BG-12 for MS Galiximab (anti-CD80 MAb) for NHL Lumiliximab (anti-CD23 MAb) for CLL Adding talent David Parkinson M.D., SVP, Oncology R&D Cecil Pickett Ph.D., President, R&D

TYSABRI(r) Launch Approach Phase 1 H2 2006 Prepare the Foundation Phase 2 2007 Reinforce Efficacy & Broaden Use RiskMAP & TOUCHTM education Infusion site capacity Payor access Benefit-Risk and Fair Balance Broaden use with proper patient selection Launch Focus

Limitations of Current Therapies Partial or no response to ß IFNs & COPAXONE(tm) Flu-like symptoms Dosing too frequent Don't want injection responsibility/inconvenience Multiple Sclerosis Market Unmet Need Remains High TYSABRI(r) 2-year Phase 3 efficacy - Relapse rate reduced by 2/3 No flu-like symptoms Once every 4 weeks IV infusion done by healthcare provider Note: COPAXONE is a trademark of Teva Pharmaceutical Industries Ltd.

AVONEX(r) & RITUXAN(r) Revenue Growth 2005 2006 AVONEX Worldwide Sales 1543 1707 2005 2006 BIIB Revenue 709 811 US Net Sales 1832 2071 AVONEX(r) RITUXAN(r) 11% 13% 14%

2003 2004 2005 2006 Revenue 1.9 2.2 2.4 2.7 Delivering Long-Term Financial Results 2003 2004 2005 2006 non-GAAP 1.22 1.4 1.57 2.25 GAAP -4.92 0.07 0.47 0.63 $B 43% 23% 13% 11% ($4.92) 2003 - 2007 goal: 20% non-GAAP EPS CAGR

Bob Hamm SVP, Neurology Strategic Business Unit TYSABRI(r) Launch

TYSABRI(r) Launch Update Initial U.S. rollout of TOUCH program complete Patients seeking alternatives to existing products Patients switching from all therapies Nearly 10,000 patients prescribed TYSABRI(r) worldwide to date: International: ~1,600 patients U.S.: ~5,000 patients on therapy; ~3,000 patients in the queue Over 1,300 prescribing physicians in U.S.

TYSABRI(r) Launch Status H2 2006 Launched H1 2007 H2 2007 Expected U.S. Germany Ireland Sweden Denmark Netherlands Finland Norway Austria UK Launched: Italy Canada Slovakia Expected: Luxembourg France Switzerland Spain Belgium Czech Republic Slovenia Portugal Australia Reimbursement in Place

0.23 3-Year Analysis Relapse reduction sustained over 3 years 0.73 0.23 2-Year Analysis 42% reduction in risk of increased disability 68% p<0.001 TYSABRI(r) 2/3 Reduction in Relapses Placebo n=315 Natalizumab n=627 68% Annualized Relapse Rate (95% CI) 0.81 0.26 0.0 0.1 0.2 0.3 0.4 0.5 0.6 0.7 0.8 0.9 1.0 1-Year Analysis p<0.001 Note: Three year efficacy data presented at ECTRIMS 2006. 68% reduction in relapses published in New England Journal of Medicine and on E.U. prescribing information. U.S. prescribing information states 67% reduction in relapses.

TYSABRI(r) MRI Efficacy Data Gd+ Lesions (2 yrs) % of patients with: Tysabri (n=627) Placebo (n=315) 0 lesions 97% 72% 1 lesion 2% 12% 2 or more lesions 1% 16% Note: Data from TYSABRI label p value <0.001 Gadolinium-enhancing - Currently active MS disease process T2-weighted hyperintense - Total brain tissue involved in disease process T2 Gd New or newly enlarging T2-hyperintense lesions (2 yrs) % of patients with: Tysabri (n=627) Placebo (n=315) 0 lesions 57% 15% 1 lesion 17% 10% 2 lesions 8% 8% 3 or more lesions 18% 68% Lesion Type

ABCR Switcher 69% Other 31% TYSABRI(r) U.S. Source of Patients COPAXONETM most switched from product (January 2007) 34% 31% 15% 20% AVONEX(r) (interferon beta-1a) BETASERONTM (interferon beta-1b)* COPAXONETM (glatiramer acetate)* REBIFTM (interferon beta-1a)* January ABCR Switchers TYSABRI(r) source of business from launch Other Category: Returning quitter Other non- ABCR therapies Naive patients ABCR Switchers: AVONEX(r) BETASERONTM COPAXONETM REBIFTM Note: BETASERON is a trademark of Berlex, Inc.; REBIF is a trademark of Merck Serono S.A.; COPAXONE is a trademark of Teva Pharmaceutical Industries Ltd.

TYSABRI(r) U.S. Reimbursement Status Update 95% of private payer patients have good access to TYSABRI(r) 40% of patients have no prior usage requirements 55% of patients have one agent prior usage required TYSABRI(r) has broad access within public payers 100% of Medicare patients have access to TYSABRI(r) per label 88% of Medicaid patients have access with no prior usage or one prior agent

Start with AVONEX(r) ... For Lasting Efficacy $1.71 B $1.54 B Most prescribed MS therapy - 11 years as market leader +11%

Multiple Therapeutic Approaches to MS T cell B cell DACLIZUMAB: Modifies the immune system response BG 12: Modifies the immune system response RITUXAN(r): Marks B-Cells for destruction NOGO: Triggers regeneration of nerves AVONEX(r): Modifies the immune system response LINGO: Repairs Myelin TYSABRI(r)/CDP 323: Prevents immune cells moving from bloodstream to tissues

Leading Multiple Sclerosis Franchise AVONEX(r) - #1 prescribed MS therapy worldwide TYSABRI(r) - New level of efficacy Pipeline - Best and broadest for the future

Peter Kellogg Chief Financial Officer Financial Performance

Q4 and FY 2006 Financial Worksheet Revenues ($ millions) Q4 2005 Q4 2006 %D FY 2005 FY 2006 %D Notes AVONEX(r) U.S. Revenues 242 261 8% 939 1,022 9% AVONEX(r) International Revenues 171 178 4% 604 685 13% Total AVONEX(r) Sales 413 439 6% 1,543 1,707 11% TYSABRI(r) Revenue to BIIB (0.2) 18 - 5 36 620% Total Product Sales 429 464 8% 1,617 1,781 10% Revenue from Unconsolidated Joint Business [RITUXAN(r)] 182 218 20% 709 811 14% Royalties 22 26 18% 93 86 (8%) Total Revenue 633 708 12% 2,423 2,683 11%

Q4 and FY 2006 Financial Worksheet

- Costs and Expenses ($ millions)

	Q4 2005	Q4 2006	%Δ	FY 2005	FY 2006	%Δ	Notes
Non-GAAP Cost of Sales[1]	72	62	*(14%)*	303	266	*(12%)*	
% of Product Revenues	*17%*	*13%*		*19%*	*15%*		
Non-GAAP R&D Expenses[2]	168	197	*17%*	725	699	*(4%)*	
% of Total Revenues	*27%*	*28%*		*30%*	*26%*		
Non-GAAP SG&A Expenses[3]	158	182	*15%*	625	654	*5%*	
% of Total Revenues	*25%*	*26%*		*26%*	*24%*		
Collaboration Profit (Loss) Sharing [TYSABRI®]	-	(4.4)		-	(9.7)		

1. For Q4'05 GAAP COGS expense was $113.4 million and 26% of Product Revenues, and non-GAAP COGS expense of $72.4 million excludes $4.6 million in fair value step up of inventory acquired from former Biogen, Inc. and $36.4 million related to AMEVIVE divestiture. For Q4'06 GAAP COGS expense was $62.1 million and 13% of Product Revenues, and there were no adjustments to a non-GAAP COGS expense. For 2005 GAAP COGS expense was $373.6 million and 23% of Total Revenues, and non-GAAP COGS expense of $303.0 million excludes $34.2 million in fair value step up of inventory acquired from former Biogen, Inc. and $36.4 million related to AMEVIVE divestiture. For 2006 GAAP COGS expense was $274.4 million and 15% of Product Revenues, and non-GAAP COGS expense of $266.5 million excludes $7.8 million in fair value step up of inventory acquired from former Biogen, Inc. and Fumapharm AG and $0.1 million in stock option expense.
2. For Q4'05 GAAP R&D expense was $168.3 million and 27% of Total Revenues, and non-GAAP R&D expense of $167.8 million excludes $0.5 million in severance and restructuring. For Q4'06 GAAP R&D expense was $199.5 million and 28% of Total Revenues, and non-GAAP R&D expense of $196.6 million excludes $2.9 million in stock option expense. For 2005 GAAP R&D expense was $747.7 million and 31% of Total Revenues, and non-GAAP R&D expense of $725.5 million excludes $1.9 million in costs associated with sale of Oceanside manufacturing facility and $20.3 million in severance and restructuring. For 2006 GAAP R&D expense was $718.4 million and 27% of Total Revenues, and non-GAAP R&D expense of $698.8 million excludes $0.3 million in severance and restructuring and $19.3 million in stock option expense.
3. For Q4'05 GAAP SG&A expense was $169.1 million and 27% of Total Revenues, and non-GAAP SG&A expense of $158.1 million excludes $11.0 million in severance and restructuring. For Q4'06 GAAP SG&A expense was $186.9 million and 26% of Total Revenues, and non-GAAP SG&A expense of $181.9 million excludes $0.4 million in severance and restructuring and $4.6 million in stock option expense. For 2005 GAAP SG&A expense was $644.8 million and 27% of Total Revenues, and non-GAAP SG&A expense of $625.5 million excludes $19.3 million in severance and restructuring. For 2006 GAAP SG&A expense was $685.1 million and 26% of Total Revenues, and non-GAAP SG&A expense of $654.1 million excludes $0.1 million in merger related and purchase accounting costs, $2.0 million in severance and restructuring and $28.9 million in stock option expense.

biogen idec

24 February 15, 2007

Q4 and FY 2006 Financial Worksheet Other Selected Financials ($ millions) Q4 2005 Q4 2006 %D FY 2005 FY 2006 %D Notes Other income, Net $12 ($11) - $20 $52 160% Non-GAAP Tax Rate1 33% 30% 31% 31% Non-GAAP Net Income2 $165 $184 12% $542 $777 43% Weighted Average Shares Outstanding (millions) 345 343 346 345 Non-GAAP EPS2 $0.48 $0.53 10% $1.57 $2.25 43% For Q4'05 GAAP tax rate was 47%. For Q4'06 GAAP tax rate was 40%. For 2005 GAAP tax rate was 37%. For 2006 GAAP tax rate was 57%. The difference between the GAAP tax rate to the non-GAAP tax rate for all periods is a result of the reconciliation that can be found on Table 3 from Biogen Idec's Q4 2006 earnings press release or slide 30 of this presentation and the footnotes to slide 24 of this presentation. See Table 3 from Biogen Idec's Q4 2006 earnings press release or slide 30 of this presentation for the most directly comparable GAAP net income and diluted GAAP EPS, with a reconciliation to the non-GAAP net income and diluted non-GAAP EPS.

2007 Financial Guidance Mid-teens revenue growth Key drivers: TYSABRI(r) and RITUXAN(r) RA launches Similar margins as 2006 Except for R&D: Expected to be 27 - 29% of Total Revenues Assumes slightly higher level of new business development Non-GAAP EPS $2.50 - $2.65 Excludes FAS123R stock option expensing of $0.08 - 0.11 Excludes purchase accounting and merger-related accounting impacts GAAP EPS guidance $1.69 - $1.84 Capital Expenditures $250 - $300 million

James Mullen Chief Executive Officer Summary

2007 Focus Driving TYSABRI Business Development Organic pipeline Initiating several proof-of-concept trials May 17th R&D Day hosted by Cecil Pickett Delivering financial results to achieve long-term growth goals

Reconciliation

GAAP to non-GAAP Reconciliation Diluted EPS and Net Income: Q4/FY 2005 & 2006 Note: Numbers may not foot due to rounding.

GAAP to non-GAAP Reconciliation Diluted EPS and Net Income: Four Year History Condensed Consolidated Statements of Income - Operating Basis FY 2003 FY 2004 FY 2005 FY 2006 GAAP diluted EPS ($4.92) $0.07 $0.47 $0.63 Adjustment to net income (see below) 6.14 1.38 1.10 1.62 Effect of FAS128 and ETIF 0306 - (0.05) - - Non-GAAP diluted EPS $1.22 $1.40 $1.57 $2.25 GAAP Net Income ($M) ($875.1) $25.1 $160.7 $217.5 Revenue - Pre-merger Biogen product, royalty and corporate partner revenue 1173.1 - - - COGS - Fair value step up of inventory acquired from Biogen and Fumapharm 231.6 295.5 34.2 7.8 COGS - Pre-merger Biogen cost of sales (179.2) - - - COGS - Royalties related to Corixa 1.8 - - - COGS - Amevive divesture - - 36.4 - R&D - Pre-merger Biogen net R&D (301.1) - - - R&D - Severance and restructuring - 3.1 20.3 0.3 R&D - Sale of plant - - 1.9 - SG&A - Pre-merger Biogen SG&A (346.7) - - - SG&A - Merger related and purchase accounting costs - - - 0.1 SG&A - Severance and restructuring 13.2 9.3 19.3 2.0 Amortization of intangible assets primarily related to Biogen merger 33.2 347.7 302.3 267.0 Acquisition of in-process R&D related to Biogen and Idec merger and Conforma and Fumapharm acquisitions 823.0 - - 330.5 Loss/(gain) on settlement of license agreements with Fumedica and Fumapharm - - - (6.1) (Gain)/loss on sale of long lived assets - - 111.8 (16.5) Pre-merger Biogen other income 32.9 - - - Write down of investments - 12.7 - - Charitable donations and legal settlements 30.7 - - - Income taxes - Effect of reconciling items (205.8) (195.4) (145.2) (70.3) Stock option expense - - - 44.5 Non-GAAP Net Income $431.7 $498.0 $541.7 $776.8 Source: Biogen Idec Annual Reports, 10-K filings and earnings press releases (FY 2003-2005) and 2006 earnings press release.

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